UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2012
L. B. Foster Company
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-10436	25-1324733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(412) 928-3417

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2012, David J. Russo resigned from his position as Chief Accounting Officer of L.B. Foster Company (the “Company”), effective August 1, 2012.  Mr. Russo will remain as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

In connection with Mr. Russo’s resignation, the Board of Directors of the Company, on July 26, 2012, appointed Christopher T. Scanlon as Controller and Chief Accounting Officer of the Company, effective immediately following the effectiveness of Mr. Russo’s resignation on August 1, 2012.

Prior to joining the Company, Mr. Scanlon, age 36, served as the Online Higher Education Division Controller of Education Management Corporation, a for-profit provider of post-secondary education, from November 2009 to July 2012.  Mr. Scanlon served as Manager of Central Accounting Services for Bayer Corporation, a global corporation with core competencies in the fields of healthcare, nutrition and high-tech materials, from May 2007 until November 2009.  From April 2005 until May 2007, Mr. Scanlon served as a financial reporting analyst for Respironics, Inc., a manufacturer of medical devices designed to treat sleep and respiratory disorders.

There are no arrangements or understandings pursuant to which Mr. Scanlon was appointed as Controller and Chief Accounting Officer of the Company, and there are no relationships or related person transactions involving Mr. Scanlon of the type required to be disclosed under Item 401(d) or Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Scanlon will participate in the Company’s Supplemental Retirement Plan, pursuant to which executive officers of the Company may accrue benefits unavailable to them under the Company’s 401(k) Plan due to Internal Revenue Code limitations.

Mr. Scanlon will also participate in the Company’s Key Employee Separation Plan (the “Separation Plan”), which provides for severance to be paid to participants in the event of a change-in-control of the Company.  Pursuant to the terms of the Separation Plan, in the event a participant’s employment terminates due to a change-in-control of the Company, such participant will receive the participant’s base salary plus the average of the participant’s annual cash bonuses paid or due and payable over the prior three calendar years multiplied by a “Benefit Factor,” which for Mr. Scanlon is one (1).  Each participant will also be paid all amounts otherwise owed to the participant and $15,000 for outplacement services.  Medical, dental and vision insurance will be maintained for specified durations as well pursuant to the terms of the Separation Plan. A participant will not be entitled to these payments and benefits under the Separation Plan, however, unless both:  (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily or for “good reason”, but not for “cause”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date:  July 26, 2012
/s/ David J. Russo
David J. Russo
Senior Vice President, Chief Financial and Accounting Officer
and Treasurer